Exhibit 99.3
Execution Version
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”), is made and entered into as of January 27, 2008, by and between Inverness Medical Innovations, Inc., a Delaware corporation (“Parent”), and the undersigned shareholder (“Shareholder”) of Matria Healthcare, Inc., a Delaware corporation (the “Company”).
RECITALS
     A. Concurrently with the execution of this Agreement, Parent, Milano MH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Milano MH Acquisition LLC, a single member Delaware limited liability company and a wholly owned subsidiary of Parent, and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.
     B. As of the date hereof, Shareholder is the direct, indirect and/or beneficial owner of certain outstanding shares and restricted shares of Company Common Stock as is indicated on the signature pages to this Agreement.
     C. As a material inducement to enter into the Merger Agreement, Parent desires Shareholder to agree, and Shareholder is willing to agree, to vote the Shares (as defined in Section 1.1 below), and such other shares of capital stock of the Company over which Shareholder has voting power, so as to facilitate consummation of the Merger.
     In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:
     1. Voting of Shares.
          1.1 Shares. The term “Shares” shall mean all issued and outstanding shares of Company Common Stock owned of record and beneficially owned (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended ( “Rule 13d-3”)) by Shareholder or over which Shareholder exercises sole voting power, in each case, as of the date of this Agreement. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership or over which Shareholder exercises sole voting power after the date of this Agreement and prior to the termination of this Agreement pursuant to Section 5 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

          1.2 Agreement to Vote Shares. Shareholder hereby covenants and agrees that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 5 hereof, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company, Shareholder shall appear at the meeting or otherwise cause any and all Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) any and all Shares: (i) in favor of the approval of the Merger and adoption of the Merger Agreement; (ii) against any Acquisition Proposal or Superior Offer; and (iii) against any proposal or transaction which could prevent or delay the consummation of the Merger or the Merger Agreement. Shareholder further agrees not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of any provision contained in this Section 1.2. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to limit or restrict Shareholder from acting in Shareholder’s capacity as a director of the Company or voting in Shareholder’s sole discretion on any matter other than those matters referred to in the first sentence of this Section 1.2.
          1.3 Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit I (the “Proxy”), which shall be irrevocable, with respect to the Shares, subject to the other terms of this Agreement.
          1.4 Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.
     2. Transfer and Other Restrictions. Shareholder represents, covenants and agrees that, except for the proxy granted in Section 1.3 hereof and as contemplated by this Agreement: (i) Shareholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 5 hereof, offer for sale or agree to sell, transfer, tender, assign, pledge, hypothecate or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, or consent to, the offer for sale, sale, transfer, tender, pledge, hypothecation, encumbrance, assignment or other disposition of, or create any Encumbrance of any nature whatsoever with respect to, any or all of the Shares or any interest therein; (ii) Shareholder shall not grant any proxy or power of attorney, or deposit any Shares into a voting trust or enter into a voting agreement or other arrangement, with respect to the voting of Shares (each a “Voting Proxy”) except as provided by this Agreement; and (iii) Shareholder has not granted, entered into or otherwise created any Voting Proxy which is currently (or which will hereafter become) effective, and if any Voting Proxy has been created, such Voting Proxy is hereby revoked. Notwithstanding the foregoing, Shareholder may transfer any Shares as a bona fide gift or gifts, provided that it shall be a condition to such transfer that each donee thereof executes and delivers to Parent (A) an agreement with Parent in the form of this Agreement and (B) an irrevocable proxy in the form attached hereto as Exhibit I, in each case with respect to any and all Shares so transferred.
     3. Representations and Warranties of Shareholder. Shareholder represents and warrants to Parent that:
          3.1 Authority; Validity. Shareholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder. If this Agreement is being executed in a representative or fiduciary capacity with respect to Shareholder, the person signing this Agreement has full power and authority to enter into and perform this Agreement.
          3.2 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, contravene, conflict with, or result in any violation of, breach of or default by (with or without notice or lapse of time, or both) Shareholder under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Encumbrance upon any of the properties or assets of Shareholder under, any provision of (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Shareholder or (ii) any judgment, order, decree, statute, law, ordinance, injunction, rule or regulation applicable to Shareholder or any of Shareholder’s properties or assets, other than any such conflicts, violations, defaults, rights, or Encumbrances that, individually or in the aggregate, would not impair the ability of Shareholder to perform Shareholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Shareholder is settlor or trustee or any other person or entity, including any Governmental Entity, whose consent, approval, order or authorization is required by or with respect to Shareholder for the execution, delivery and performance of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated hereby.
          3.3 Litigation. There is no action pending, or to the knowledge of Shareholder, threatened with respect to his ownership of the Shares, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding which would prevent the carrying out by Shareholder of his obligations under this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.
          3.4 Title. Shareholder is the beneficial owner (as defined in Rule 13d-3) of the shares of Company Common Stock indicated on the signature pages hereto, which, on and as of the date hereof, are free and clear of any Encumbrances that, individually or in the aggregate, would impair the ability of Shareholder to perform Shareholder’s obligations hereunder or prevent, limit or restrict in any respect the consummation of any of the transactions contemplated hereby. The number of Shares set forth on the signature pages hereto are the only Shares owned of record or beneficially owned (as defined in Rule 13d-3) by Shareholder or over which Shareholder exercises sole voting power and, except as set forth on such signature pages, Shareholder holds no options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.
          3.5 Power. Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 and Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.
     4. Representations and Warranties of Parent. Parent represents and warrants to Shareholder that:
          4.1 Authority; Validity. Parent has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent. If this Agreement is being executed in a representative or fiduciary capacity with respect to Parent, the person signing this Agreement has full power and authority to enter into and perform this Agreement.
          4.2 Non-Contravention. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) require Parent to obtain the consent or approval or, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Parent or its properties and assets, (c) conflict with or violate any organizational document or law, rule regulation, order, judgment or decree applicable to Parent or pursuant to which any of its or its subsidiaries’ respective assets are bound or (d) violate any other material agreement to which Parent or any of its subsidiaries is a party.
     5. Effectiveness; Termination; No Survival. This Agreement shall become effective upon its execution by Shareholder and Parent and upon the execution of the Merger Agreement. This Agreement may be terminated at any time by mutual written consent of Shareholder and Parent. This Agreement, and the obligations of Shareholder hereunder, including, without limitation, Shareholder’s obligations under Section 1 and Section 2 above, shall terminate, without any action by the parties hereto, upon the earlier to occur of the following: (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 7 thereof.
     6. Further Assurances. Subject to the terms of this Agreement, from time to time, Shareholder shall execute and deliver such additional documents and use commercially reasonable efforts to take, or cause to be taken, all such further actions, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
     7. Miscellaneous.
          7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
          7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided that the consent of Shareholder shall not be required for an assignment by Parent of any or all of its rights (but not obligations) hereunder to any one or more of its lenders. Any purported assignment in violation of this Section 7.2 shall be void.
          7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
          7.4 Specific Performance; Injunctive Relief; Attorneys Fees. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby irrevocably and unconditionally waives any objection to Parent seeking so to enforce such covenants and agreements by specific performance, injunctive relief and other means. If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party’s costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.
          7.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):
if to Parent, to:
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453
Facsimile: (781) 647-3939
Attention: Chairman, Chief Executive Officer and President and General Counsel
with copies to:
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Facsimile: (617) 523-1231
Attention: Scott F. Duggan
if to Shareholder, at its address set forth on the signature pages hereto, with a copy (which shall not constitute notice) to each of:
Matria Healthcare, Inc.
1850 Parkway Place
Marietta, Georgia 30067
Facsimile:
Attention: Parker H. Petit
And
Troutman Sanders LLP
600 Peachtree Street, N.E.
Atlanta, Georgia 30308
Facsimile: 404-962-6599
Attention: James L. Smith III
                 David W. Ghegan
          7.6 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified mail shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the United States of America located in the State of Delaware and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
          7.7 Entire Agreement. The Merger Agreement, this Agreement and the Proxy granted hereunder constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.
          7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          7.9 Captions. The captions to sections of this Agreement have been inserted only for identification and reference purposes and shall not be used to construe or interpret this Agreement.
          7.10 Shareholder Capacity. Notwithstanding anything herein to the contrary, Shareholder makes no agreement or understanding herein in his capacity as a director or officer of the Company or any subsidiary of the Company, and the agreements set forth herein shall in no way restrict Shareholder in the exercise of his fiduciary duties as a director or officer of the Company or any subsidiary of the Company or limit or affect any actions taken by Shareholder solely in his capacity as an officer or director of the Company or any subsidiary of the Company. Shareholder has executed this Agreement solely in his capacity as the record and/or beneficial holder of Shares.
          7.11 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to such Shares shall remain vested in and belong to Shareholder or his affiliates, and Parent and Merger Sub shall have no authority to direct Shareholder in the voting or disposition of any Shares, except as otherwise provided herein.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

Inverness Medical Innovations, Inc.
By:	/s/ David Teitel
	Name:	David Teitel
	Title:	Chief Financial Officer

SHAREHOLDER: Parker H. Petit Shareholder’s Address for Notice: Matria Healthcare, Inc. 1850 Parkway Place Marietta, Georgia 30067 Attention: Parker H. Petit
/s/ Parker H. Petit
Parker H. Petit

EXHIBIT I
IRREVOCABLE PROXY
     The undersigned shareholder (“Shareholder”) of Matria Healthcare, Inc., a Delaware corporation (the “Company”), hereby irrevocably appoints and constitutes the members of the Board of Directors of Inverness Medical Innovations, Inc., a Delaware corporation (“Parent”), and each such Board member (collectively, the “Proxyholders”), the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of the Company which are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows: the Proxyholders named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the Company’s shareholders, and in every written consent in lieu of any such meeting, or otherwise, (i) in favor of the approval of the merger of Milano MH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), with and into the Company pursuant to that certain Agreement and Plan of Merger by and among Parent, Merger Sub and the Company (the “Merger Agreement”), and in favor of adoption of the Merger Agreement; (ii) against any Acquisition Proposal or Superior Offer (each as defined in the Merger Agreement); and (iii) against any proposal or transaction which could prevent or delay the consummation of the Merger or the Merger Agreement.
     The Proxyholders may not exercise this proxy on any other matter. Shareholder may vote the Shares on all matters other than those set forth in the immediately preceding paragraph. The proxy granted by Shareholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of Shareholder set forth in Section 1.2 of that certain voting agreement entered into concurrently with the Merger Agreement (the “Voting Agreement”), and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.
     This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Shareholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of the Company and with any Inspector of Elections at any meeting of the shareholders of the Company.
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          This proxy is irrevocable and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.
     Dated:

[Stockholder]

Signature

Name (and Title)

Number of Shares:

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